Exhibit 99.1

LifeMD Reports Q1 2021 Revenue up 323% to Record $18.2M, Raises Full Year Revenue Guidance to $90-$100M

●	92% of Q1 2021 revenue was generated by subscriptions, up from 75% in Q1 2020
●	Total patients and customers served nationwide surpassed 320,000
●	Gross Margins of 82%, up 13% from the same year-ago period
●	Total Telehealth Order volume grew by 373% versus year ago period to 164,452

NEW YORK, May 13, 2021 — LifeMD, Inc. (“the Company”) (NASDAQ: LFMD), a leading direct-to-patient telehealth company, today reported results for the first quarter ended March 31, 2021. All quarterly comparisons are to the same year-ago period. The Company will hold a conference call at 4:30 p.m. Eastern time today to discuss the results (see dial-in information below.)

($ in 000s)	Three Months Ended March 31		Y-o-Y
Key Performance Metrics	2021	2020	% Growth

Revenue

Product (Telehealth)	$13,283	$2,956	349%
Software (LegalSimpli)	4,914	1,349	264%
Total Revenue	$18,198	$4,305	323%
Subscription Revenue as % of Total	92%	75%

Telehealth Volume

Total Telehealth Orders	164,452	34,753	373%

LegalSimpli
Active Subscribers	109,517	36,852	197%

Q1 Financial Highlights

●	Revenue increased 323% to a record $18.2 million.
●	92% of Q1 2021 revenue was generated by subscriptions, up from 75% in Q1 2020.
●	Telemedicine orders increased 373% to more than 164,000.
●	Gross profit increased 403% to $14.9 million or 82% of revenue.
●	Cash totaled $13.4 million at March 31, 2021, versus $9.2 million at December 31, 2020. Subsequent to the end of the quarter, the Company completed a private placement with net proceeds of $13.5 million.

Q1 Operational Highlights

●	Total patients and customers served nationwide surpassed 320,000.
●	At the end of the first quarter of 2021, launched Nava MD™, a tele-dermatology and skincare brand that offers virtual medical treatment from dermatologists and other providers. Nava MD’s proprietary products leverage intellectual property and proprietary formulations licensed from Restorsea, a leading skincare technology platform.
●	In the quarter, the Company changed its name from Conversion Labs to Life MD™, reflecting its evolution and expansion from a branded telemedicine products company into a leading provider of end-to-end concierge telehealth services.
●	Expanded the management team with the appointments of a Chief Medical Officer, Chief Financial Officer, Chief Digital Officer, Chief Business Officer, and Corporate Controller.

Management Commentary

“As a rising leader in telehealth, we’re extremely pleased with the evolution of LifeMD into a powerful end-to-end patient-centric digital health platform. Having addressed the needs of over 320,000 patients and customers across 50 states, we are creating converts and advocates of virtual healthcare”, noted LifeMD Chairman and CEO, Justin Schreiber. “I’m especially pleased with the management and leadership team that have chosen to join LifeMD on our journey. We are a company which has been built from the ground up to support the expansion of telehealth and its new role in the transformation of patient care.”

“What has been encouraging in the new year, is just how quickly telehealth has been adopted to become a permanent part of the healthcare continuum. The new modality has eased the burden of physician workflow within the healthcare system and patients have embraced virtual treatment as a result of its improved cost, accessibility and convenience. In support of this rapid adoption, the Company is leveraging its digital technology platform with unlimited scalability across new verticals, products and services. As LifeMD continues to support the adoption of telehealth, we are now able to set the stage for balanced growth and multiple pathways to profitability,” concluded Mr. Schreiber.

Marc Benathen, CFO commented, “We are extremely pleased with LifeMD’s performance in the period as we continue to overlay new products, services and plan for launches into new healthcare indications and verticals. In doing so, we continue to ramp the business in support of growing revenues and an increasing subscriber base with the goal of working towards profitability. We have also recently begun to hone in on our KPI’s and unit economics and in doing so, reduced our cash burn on a go forward basis by approximately 30% due mostly to more efficient acquisition spend while maintaining an aggressive revenue growth trajectory. This burn will continue to further reduce as we scale our company. Based on the strong results of Q1 and continued momentum resulting from our strong recurring subscription revenue model, we are now increasing our Full Year 2021 Revenue Guidance to $90 to $100 million.”

Q1 2021 Financial Summary

●	Revenue in the first quarter of 2021 increased 323% to a record $18.2 million from $4.3 million in the same year-ago quarter. The growth in revenue was primarily driven by a 349% increase in telemedicine product revenues.
●	The company’s LegalSimpli subsidiary, a PDF software-as-a-service (SaaS), contributed net sales of $4.9 million, up 264% from the year-ago quarter.
●	Including $1.3 million in deferred revenue associated with recurring subscriptions, adjusted revenues on a non-GAAP basis would total $19.5 million for the first quarter of 2021.
●	Gross profit in the first quarter increased 403% to $14.9 million, compared to $3.0 million in the same year-ago quarter. Gross margin in the first quarter of 2021 increased to 82% from 69% in the same year-ago quarter. The increase of 13% was principally attributable to lower product costs, growth of our prescription business and more stringent inventory management.
●	Operating expense in the first quarter of 2021 was $26.8 million, up from $4.7 million in the same year-ago quarter. The increase was primarily due to increases of selling and marketing expenses of $15.9 million driven by growth in discretionary customer acquisition spend, general and administrative expenses of $5.2 million, other operating expenses of $737,000, customer services expenses of $127,000, and development cost of $114,000. G&A expenses for first quarter of 2021 also included non-cash expenses for stock-based compensation and amortization of $2.3 million.
●	Net loss attributable to common stockholders for the first quarter of 2021 was $11.6 million or $(0.47) per share, as compared to a net loss attributable to common stockholders of $2.4 million or $(0.23) per share in the first quarter of 2020.
●	Excluding $2.3 million related to non-cash stock-based compensation expense, Adjusted EPS, a non-GAAP term, totaled a loss of $(0.38) per share for the first quarter of 2021 as compared to a loss of $(0.22) per share for the first quarter of 2020. (see definition of this non-GAAP term and reconciliation to GAAP, below).
●	Adjusted EBITDA, a non-GAAP term, totaled a loss of $8.9 million in the first quarter of 2021, compared to an Adjusted EBITDA loss of $556,000 in the same year-ago quarter (see definition of this non-GAAP term and reconciliation to GAAP, below).
●	Cash totaled $13.4 million at March 31, 2021, as compared to $9.2 million at December 31, 2020. The increase was primarily due to a private placement with net proceeds of $13.5 million completed in February 2021.

2021 Financial Outlook

For the full year 2021, the company is raising its revenue guidance to $90 million to $100 million from its previous guidance of $85 to $95 million. The current guidance represents revenue growth of 141% to 168% versus prior year.

Conference Call

LifeMD’s management will host a conference call followed by a question and answer session to discuss the company’s financial results and outlook.

Date: Thursday, May 13, 2021

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-866-269-4260

International dial-in number: 1-720-452-9102

Conference ID: 3530318

Webcast: http://public.viavid.com/index.php?id=144808

The conference call will be webcast live and available for replay via a link provided in the Investors section of the company’s website at https://ir.lifemd.com.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.

Anyone listening to the call is encouraged to read the company’s periodic reports on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About LifeMD

LifeMD, Inc. is a rapidly growing direct-to-patient telehealth company that offers cash pay virtual medical treatment, prescription medications and over the counter products to patients across all 50 states. LifeMD’s telemedicine platform enables virtual access to affordable and convenient medical treatment from licensed providers and, when appropriate, prescription medications and over-the-counter products delivered directly to the patient’s home. To learn more, go to LifeMD.com.

Cautionary Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects - both business and financial. While we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to LifeMD, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

LIFEMD, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2021	December 31, 2020

ASSETS

Current Assets
Cash	$13,406,656	$9,179,075
Accounts receivable, net	1,351,443	648,421
Product deposit	1,300,243	816,765
Inventory, net	1,674,381	1,264,258
Other current assets	104,801	154,876
Total Current Assets	17,837,524	$12,063,395

Non-current assets
Right of use asset, net	249,848	274,437
Capitalized software, net	400,392	375,983
Intangible assets, net	255,937	339,840
Total non-current assets	906,177	990,260

Total Assets	$18,743,701	$13,053,655

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$13,430,136	$11,794,084
Notes payable, net	674,269	779,132
Deferred revenue	1,339,309	916,880
Total Current Liabilities	15,443,714	13,490,096

Long-term Liabilities
Lease Liability	263,401	285,323
Contingent consideration on purchase of LegalSimpli	100,000	100,000
Total Liabilities	15,807,115	13,875,419

Mezzanine Equity

Preferred Stock, $0.0001 per value; 5,000,000 shares authorized Series B Preferred Stock, $0.0001 per value; 5,000 shares authorized, 3,500 and 3,500 shares issued and outstanding, liquidation value approximately, $1,045 and $1,045 per share as of March 31, 2021 and December 31, 2020, respectively	3,778,014	3,655,822

Stockholders’ Deficit Common stock, $0.01 par value; 100,000,000 shares authorized, 25,885,014 and 23,433,663 shares issued, 25,781,974 and 23,330,623 outstanding as of March 31, 2021 and December 31, 2020, respectively	258,851	234,337

Additional paid-in capital	91,585,607	77,779,370
Accumulated deficit	(91,754,288)	(80,151,905)
	90,170	(2,138,198)
Treasury stock, 103,040 and 103,040 shares, at cost	(163,701)	(163,701)
Total LifeMD, Inc. Stockholders’ Deficit	(73,531)	(2,301,899)

Non-controlling interest	(767,896)	(2,175,687)

Total Stockholders’ Deficit	(841,427)	(4,477,586)

Total Liabilities, Mezzanine Equity and Stockholders’ Deficit	$18,743,701	$13,053,655

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

LIFEMD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net Revenues
Product revenues, net	$13,283,315	$2,955,801
Software revenues, net	4,914,797	1,349,011
Service revenues, net		-
Total Revenues, net	18,198,112	4,304,812

Cost of product revenue	3,123,025	1,252,747
Cost of software revenue	140,228	84,903
Cost of revenues	3,263,253	1,337,650

Gross Profit	14,934,859	2,967,162

Expenses
Selling & marketing expenses	18,640,731	2,745,882
General and administrative expenses	6,863,879	1,590,967
Other operating expenses	861,081	124,491
Customer service expenses	295,277	168,185
Development Costs	192,228	78,142
Total expenses	26,853,196	4,707,667

Operating Loss	(11,918,337)	(1,740,505)

Other Income (Expenses)
Interest expense, net	(139,463)	(793,039)
Gain on debt forgiveness	184,914	-
	45,451	(793,039)

Net Loss before provision for income taxes	(11,872,886)	(2,533,544)

Provision for income taxes	-	-

Net Loss	(11,872,886)	(2,533,544)

Net (loss) attributable to noncontrolling interests	(270,503)	(138,816)

Net loss attributable to LifeMD, Inc. common stockholders	$(11,602,383)	$(2,394,728)

Basic loss per share attributable to LifeMD, Inc. common stockholders	$(0.47)	$(0.23)
Diluted loss per share attributable to LifeMD, Inc. common stockholders	$(0.47)	$(0.23)

Weighted Average number of common shares outstanding:
Basic	24,467,788	10,697,767
Diluted	24,467,788	10,697,767

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

LIFEMD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(11,872,886)	$(2,533,544)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of debt discount	80,051	191,247
Amortization of capitalized software	24,451	2,551
Amortization of intangibles	83,903	83,903
Acceleration of debt discount	-	500,145
Gain on forgiveness of debt	(184,914)	-
Operating lease payments	2,666	1,309
Stock compensation expense	2,325,775	95,900
Liability to issue shares for services	-	873,000
Changes in Assets and Liabilities
Accounts receivable	(703,022)	(185,034)
Product deposit	(483,478)	89,168
Inventory	(410,123)	395,774
Other current assets	50,075	126,604
Deferred revenue	422,429	193,408
Accounts payable and accrued expenses	1,558,244	826,924
Net cash (used in) provided by operating activities	(9,106,829)	661,355

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for capitalized software costs	(48,860)	(68,400)
Payment to seller for contingent consideration	-	(400,000)
Net cash used in investing activities	(48,860)	(468,400)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash proceeds from private placement offering, net	13,495,270	-
Cash proceeds from exercise of options	24,000	-
Purchase of membership interest of LSS	(100,000)	-
Distributions to non-controlling interest	(36,000)	(36,000)
Proceeds from note payable		750,000
Repayment of notes payable		(1,640,702)
Debt issuance costs		(15,000)
Net cash provided by (used in) financing activities	13,383,270	(941,702)

Net increase (decrease) in cash	4,227,581	(748,747)

Cash at beginning of period	9,179,075	1,106,624

Cash at end of period	$13,406,656	$357,877

Cash paid for interest
Cash paid during the period for interest	$17,271	$101,600

Non-cash investing and financing activitites:
Cashless exercise of warrants	$300	$1,479
Principal of Paycheck protection Program loans forgiven	$184,914	$-
Deemed dividend from warrant price adjustments	$-	$1,142,385
Stock yet to be issued for capitalized costs	$-	$40,000
Deemed distribution from down-round provision on unissued shares	$-	$106,522

About the Use of Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with GAAP, we use adjusted EBITDA and adjusted EPS, which are non-GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors.

Adjusted EBITDA is defined as income (loss) attributable to common shareholders before interest, taxes, depreciation, amortization, financing expense, acceleration of debt discount, inventory valuation adjustment/write off, warrant settlements, accrued interest/deemed distributions, and stock-based compensation expense.

Adjusted EPS is defined as the diluted net loss attributable to LifeMD, Inc common shareholders before stock-based compensation expense.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the terms adjusted EBITDA and adjusted EPS may vary from that of others in our industry. None of adjusted EBITDA or adjusted EPS should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with GAAP as measures of performance.

The following is a reconciliation of Net loss attributable to common shareholders, the most directly comparable GAAP financial measure, to adjusted EBITDA:

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in whole numbers, unaudited)

	Three months ended March 31,
	2021	2020
Net (loss) attributable to common shareholders	$(11,602,383)	$(2,394,728)

Interest expense (excluding debt discount and acceleration of debt)	17,271	101,647
Depreciation & Amortization Expense	152,743	86,545
Amortization of debt discount	-	191,247
Financing transactions expense	125,979	62,012
Acceleration of debt discount	-	500,145
Inventory valuation adjustment	-	769,378
Accrued interest on Series B Stock	122,192	-
Stock-based compensation expense	2,325,775	127,900

Adjusted EBITDA	$(8,858,424)	$(555,854)

The following is a reconciliation of GAAP diluted loss per share attributable to common shareholders, the most directly comparable GAAP financial measure, to adjusted EPS:

Reconciliation of GAAP Diluted Loss per Share Attributable to Common Shareholders to Adjusted EPS

	Three months ended March 31,
	2021	2020
Diluted loss per share attributable to LifeMD, Inc. common shareholders	$(0.47)	$(0.23)

Adjustments to Reconcile GAAP Diluted Loss Per Share to Adjusted EPS
Stockholders Compensation Expense	$0.10	$0.01

Adjusted EPS	$(0.38)	$(0.22)

Company Contact

LifeMD, Inc.

Marc Benathen, CFO

Email Contact

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com